SECURITIES AND EXCHANGE COMMISSION

                                     Washington, D.C.  20549

                                            __________

                                            FORM 8-K

                                       CURRENT REPORT

                                 Pursuant to Section 13 or 15(d) of the
                                   Securities Exchange Act of 1934

                                            __________


                                        September 30, 1996
                             Date of Report (Date of earliest event reported)


                                      HOLOMETRIX, INC.
                             (Exact name of registrant as specified in charter)


             Delaware                    0-16152                  04-2891557
          (State or other            (Commission File            (IRS Employer
          jurisdiction of                Number)          Identification Number)
          incorporation)


                                        25 Wiggins Avenue
                                 Bedford, Massachusetts  01730-2323
                           (Address of principal executive offices and zip code)

                                          (617) 275-3300
                           (Registrant's telephone number, including area code)

                                          Not applicable
              (Former name or former address, if changed since last report)








          Item 2.  Acquisition or Disposition of Assets.

          Effective September 30, 1996 (the "Closing Date"), Holometrix, Inc. (the "Company") acquired One Hundred Twenty Thousand (120,000) shares (the "Shares") of common stock, $.013 par value, of National Metal Refining Company ("Nametre") from Nametre for a cash purchase price of $300,000. The Shares were acquired pursuant to the terms of a Stock Purchase Agreement by and among the Company, Nametre and Linda E. Dousis and Frank
     J. Matusik (the "Stockholders") dated as of September 30, 1996 (the "Agreement"), which also provided for the acquisition by the Company of warrants to purchase Thirteen Thousand Three Hundred Thirty-Four (13,334) and Ten Thousand (10,000) shares, respectively, of the Common Stock of Nametre at respective exercise prices of Three and 00/100 ($3.00) Dollars and Six and 00/100 ($6.00) Dollars per share. The purchase price for the Shares was arrived at through negotiation between representatives of the Company and Nametre. The Shares represented approximately 61.23% of the issued and outstanding shares of capital stock of Nametre as of the Closing Date. The Company raised the funds to acquire the Shares from Nametre by issuing Six Million (6,000,000) shares of the Company's common stock, $.01 par value, to Tytronics Incorporated at a purchase price of Five Cents ($.05) per share. Joseph J. Caruso, a director of the Company, is also a director of Nametre. In addition, Mr. Caruso is the president of Bantam Group, Inc., which is a stockholder of the Company and Nametre and has entered into consulting agreements with Nametre and the Company.

          Nametre is engaged in the business of developing, manufacturing, marketing, and selling certain viscosity measuring equipment for on-line process control and laboratory rheology studies (the "Business"). The Company has determined that the Business will complement the thermal property measuring business activities currently conducted by the Company, and expects to continue the Business in substantially its current form.

          Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements of Business Acquired.

               It is impractical to provide the required financial statements at the time this report on Form 8-K is filed. The Company will file the required financial statements within sixty (60) days after this Form 8-K was required to be filed.

          (b)  Pro Forma Financial Information.

               It is impractical to provide the required financial statements at the time this report on Form 8-K is filed. The Company will file the required pro forma financial statements within sixty (60) days after this Form 8-K was required to be filed.

          (c)  Exhibits.

               Exhibit 2.0 - Stock Purchase Agreement by and among Holometrix, Inc., and National Metal Refining Company and Linda E. Dousis and Frank J. Matusik dated as of September 30, 1996 (filed herewith). *





          * Schedules and attachments to the filed exhibit have been omitted but will be submitted at the request of the Commission.





                                          SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                       HOLOMETRIX, INC.



     Date:  October 9, 1996                           By: /s/ John E. Wolfe
                                                      John E. Wolfe, President